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                                                                    EXHIBIT 99.2

[AMERICAN HOMEPATIENT LOGO]                                         NEWS RELEASE
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Contacts:    Joseph F. Furlong          or      Stephen L. Clanton
             President and CEO                  Executive VP & CFO
             (615) 221-8884                     (615) 221-8884
                                                PRIMARY CONTACT

FOR IMMEDIATE RELEASE

                     SIXTH CIRCUIT AFFIRMS BANKRUPTCY RULING
                                   IN FAVOR OF
                           AMERICAN HOMEPATIENT, INC.
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BRENTWOOD, TN. (August 16, 2005) - American HomePatient, Inc. (OTC: AHOM.OB)
today announced that the United States Court of Appeals for the Sixth Circuit affirmed the ruling by the United States Bankruptcy Court for the Middle District of Tennessee and subsequently affirmed by the United States District Court approving the Company's plan of reorganization that became effective July 1, 2003. The holders of the Company's senior debt had appealed the ruling on the approved plan, and, as previously announced, oral argument before the United States Court of Appeals for the Sixth Circuit was held on July 20, 2005 (Case Number 03-6500).

The approved plan allowed the Company to continue its business operations uninterrupted, led by its current management team, and accomplished the Company's primary goal of restructuring its long-term debt obligations to its lenders. In addition, the approved plan provided that the Company's shareholders retained their equity interest in the Company and that all of the Company's creditors and vendors were to be paid 100% of all amounts they are owed, either immediately or over time with interest.

Pursuant to the approved plan, the Company's secured debt to the lenders was quantified at $250.0 million and was evidenced by a promissory note in that amount and was secured by various security agreements. The Company is no longer a party to a credit agreement. The remainder of the amounts due to the lenders as of July 1, 2003 over and above the $250.0 million was treated as unsecured.

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A copy of the Court of Appeal's order will be filed by the Company with the
Securities and Exchange Commission as an exhibit to a Form 8-K, to be available via the Edgar database at www.sec.gov.

American HomePatient, Inc. is one of the nation's largest home health care providers with 269 centers in 35 states. Its product and service offerings include respiratory services and medications, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding the outcome of the bankruptcy appeal process. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include the effect of healthcare regulation and reimbursement, government investigations, the ability to retain management, leverage and liquidity, and the effect of competition. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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